Exhibit 3.16

Certificate of Incorporation of

JAGUAR ADVANCED GRAPHICS GROUP INC.

under Section 402 of the Business Corporation Law

IT IS HEREBY CERTIFIED THAT:

(1)	The name of the proposed corporation is JAGUAR ADVANCED GRAPHICS GROUP INC.

(2)	The purpose or purposes for which this corporation is formed, are as follows, to wit: To engage in any lawful act or activity for which corporations may be organized under the Business Corporation Law. The corporation is not formed to engage in any act or activity requiring the consent or approval of any state official, department, agency or other body.

The corporation, in furtherance of its corporate purposes above set forth, shall have all the powers enumerated in Section 202 of the Business Corporation Law, subject to any limitations provided in the Business Corporation Law or any other statute of the State of New York.

(3)	The office of the corporation is to be located in the County of Westchester, State of New York.

(4)	The aggregate number of shares which the corporation shall have the authority to issue is 100 Shares (no par value).

(5)	The Secretary of State is designated as agent of the corporation upon whom process against it may be served. The post office address to which the Secretary of State shall mail a copy of any process against the corporation served upon him is:

JAGUAR ADVANCED GRAPHICS GROUP, INC.
2 APPLE ORCHARD LANE
BEDFORD, N.Y. 10506

(6)	A director of the corporation shall not be liable to the corporation or its shareholders for damages for any breach of duty in such capacity except for:

(i)	liability if a judgment or other final adjudication adverse to a director establishes that his or her acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that the director personally gained in fact a financial profit or other advantage to which he or she was not legally entitled or that the director’s acts violated BCL § 719, or

(ii)	liability for any act or omission prior to the adoption of this provision.

The undersigned incorporator, or each of them if there are more than one, is of the age of eighteen years or over.

IN WITNESS WHEREOF, this certificate has been subscribed on March 14, 1989 by the undersigned who affirm(s) that the statements made herein are true under the penalties of perjury.

Ronald J. LaVerde	/s/ RONALD J. LAVERDE
Type name of incorporator

2 Apple Orchard Lane, Bedford, N.Y. 10506
Address

Robert C. Ettinger	/s/ ROBERT C. ETTINGER
Type name of incorporator

91 Crosby Ave., Patterson, N.J. 07502
Address

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